



                                              Exhibit 28 Consolidated Schedule P


        Schedule P - Part 1          OLD REPUBLIC INTERNATIONAL CORPORATION CONSOLIDATED - GRAND TOTAL - ($ in thousands)(a)

          Premiums
         were earned                                                     Allocated                  Unallocated
          & Losses        Premiums           Loss          Salvage      Loss Expense                Loss Expense
          incurred         Earned          Payments       Received        Payments        Ratio       Payments        Ratio
        -------------- ---------------- ---------------  ------------  --------------- ----------- --------------- -----------
            Prior           $7,950,210      $4,691,712      $244,958         $584,385      12.46%        $198,912       4.24%
            1994               867,630         471,606        22,074           64,331      13.64%          29,793       6.32%
            1995               850,211         441,142        25,760           58,939      13.36%          33,058       7.49%
            1996               846,760         488,919        29,178           63,835      13.06%          38,974       7.97%
            1997               879,848         569,106        37,123           72,508      12.74%          40,869       7.18%
            1998               867,430         579,897        38,405           63,877      11.02%          45,842       7.91%
            1999               815,115         545,346        39,997           44,540       8.17%          59,388      10.89%
            2000               812,907         465,405        30,070           41,108       8.83%          54,153      11.64%
            2001               940,884         455,410        26,524           32,793       7.20%          50,348      11.06%
            2002             1,103,127         365,380        23,679           20,524       5.62%          51,101      13.99%
            2003             1,288,949         227,540        15,872            7,290       3.20%          39,860      17.52%
                       ---------------- ---------------  ------------  --------------- ----------- --------------- -----------
           Totals          $17,223,071      $9,301,463      $533,640       $1,054,130      11.33%        $642,298       6.91%
                       ================ ===============  ============  =============== =========== =============== ===========

        (a) Prepared in accordance with the 2003 guidelines set by the NAIC.





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




                                              Exhibit 28 Consolidated Schedule P


        Schedule P - Part 1          OLD REPUBLIC INTERNATIONAL CORPORATION CONSOLIDATED - GRAND TOTAL - ($ in thousands)(a)

          Premiums                                                                                  Total Loss
         were earned      Loss & Loss                                                  Unpaid         & Loss
          & Losses          Expense                  # of Claims        Unpaid          Loss         Expense          2003
          incurred         Payments        Ratio     Outstanding        Losses         Expense       Incurred         Ratio
        -------------- ---------------- ----------- --------------  --------------  ------------- ---------------- -----------
            Prior           $5,475,009      68.87%        XXX            $489,056        $51,207       $6,015,272      75.66%
            1994               565,730      65.20%        XXX              18,335          3,394          587,459      67.71%
            1995               533,139      62.71%        XXX              20,750          3,328          557,217      65.54%
            1996               591,728      69.88%        XXX              21,223          2,568          615,519      72.69%
            1997               682,483      77.57%        XXX              23,478          4,320          710,281      80.73%
            1998               689,616      79.50%        XXX              34,537          6,421          730,574      84.22%
            1999               649,274      79.65%        XXX              45,282          8,580          703,136      86.26%
            2000               560,666      68.97%        XXX              89,720         17,783          668,169      82.20%
            2001               538,551      57.24%        XXX             161,130         32,443          732,124      77.81%
            2002               437,005      39.62%        XXX             276,435         55,723          769,163      69.73%
            2003               274,690      21.31%        XXX             535,472        111,450          921,612      71.50%
                       ---------------- ----------- --------------  --------------  ------------- ---------------- -----------
           Totals          $10,997,891      63.86%        XXX          $1,715,418       $297,217      $13,010,526      75.54%
                       ================ =========== ==============  ==============  ============= ================ ===========

        (a) Prepared in accordance with the 2003 guidelines set by the NAIC.




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